Exhibit 4.9.15

AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT

(SERIES 2005-3 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTES, CLASS A-1)

dated as of March 3, 2006,

among

HERTZ VEHICLE FINANCING LLC,

THE HERTZ CORPORATION,

as Administrator,

CERTAIN CONDUIT INVESTORS,

each as a Conduit Investor,

CERTAIN FINANCIAL INSTITUTIONS,

each as a Committed Note Purchaser,

CERTAIN FUNDING AGENTS,

and

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent

AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT

THIS AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT, dated as of March 3, 2006 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or the “Administrator”), the several commercial paper conduits listed on Schedule I and their respective permitted successors and assigns (the “Conduit Investors”; each, individually, a “Conduit Investor”), the several financial institutions that serve as committed note purchasers set forth on Schedule I hereto and the other financial institutions parties hereto pursuant to Section 9.17 (each a “Committed Note Purchaser”), the financial institution set forth opposite the name of each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, on Schedule I hereto and its permitted successor and assign (the “Funding Agent” with respect to such Conduit Investor or Committed Note Purchaser)  and LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents (the “Administrative Agent”).

BACKGROUND

1.                                       On December 21, 2005, a Class A-1 Note Purchase Agreement (the “Original Agreement”) was entered into among HVF, Hertz, the several commercial paper conduits listed on Schedule I thereto and their respective permitted successors and assigns (the “Original Conduit Investors”), the several financial institutions that serve as committed note purchasers set forth on Schedule I thereto and the other financial institutions parties thereto pursuant to Section 9.17 thereof (the “Original Committed Note Purchasers”), the financial institution set forth opposite the name of each Original Conduit Investor, or if there was no Original Conduit Investor with respect to any Investor Group, the Original Committed Note Purchaser with respect to such Investor Group, on Schedule I thereto and its permitted successor and assign, and the Administrative Agent.

2.                                       The parties to this Agreement desire to amend and restate the Original Agreement in its entirety as herein set forth.

3.                                       Contemporaneously with the execution and delivery of the Original Agreement, HVF, as issuer, and BNY Midwest Trust Company, an Illinois trust company, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”) and as Securities Intermediary, entered into the Series 2005-3 Supplement, of even date therewith (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2005-3 Supplement”), to the Amended and Restated Base Indenture, dated as of December 21, 2005 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture” and, together with the Series 2005-3 Supplement, the

“Indenture”), between HVF and the Trustee, pursuant to which HVF issued one or more Series 2005-3 Variable Funding Rental Car Asset Backed Notes, Class A-1 (the “Class A-1 Notes”).

4.                                       HVF has issued the Class A-1 Notes in favor of the Conduit Investors, or if there was no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, and has obtained the agreement of the Conduit Investors or the Committed Note Purchasers, as applicable, to make loans from time to time (each, an “Advance”) for the purchase of Class A-1 Principal Amounts, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Class A-1 Notes purchased in connection herewith and will constitute purchases of Class A-1 Principal Amounts corresponding to the amount of such Advances. Subject to the terms and conditions of this Agreement, each Conduit Investor may make Advances from time to time and each Committed Note Purchaser is willing to commit to make Advances from time to time, to fund purchases of Class A-1 Principal Amounts in an aggregate outstanding amount up to the Maximum Investor Group Principal Amount for the related Investor Group until the commencement of the Series 2005-3 Rapid Amortization Period. Hertz has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Administrator for the benefit of each Conduit Investor and each Committed Note Purchaser.

ARTICLE I
DEFINITIONS

SECTION 1.01   Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Article 1 of the Series 2005-3 Supplement or in the Definitions List attached to the Base Indenture as Schedule I, as applicable. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Acquiring Committed Note Purchaser” has the meaning set forth in Section 9.17(a).

“Acquiring Investor Group” has the meaning set forth in Section 9.17(c).

“Administrative Agent Fee” shall mean $100,000.00 per annum payable to the Administrative Agent in quarterly installments of $25,000.00 on the Series 2005-3 Closing Date and on each March, June, September and December Payment Date.

“Advance” has the meaning set forth in paragraph 2 of the recitals hereto.

“Advance Request” has the meaning set forth in Section 7.03(c).

“Affected Person” has the meaning set forth in Section 3.05.

“Aggregate Unpaids” has the meaning set forth in Section 5.01.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit B.

“Base Rate” means, on any day, a rate per annum equal to the sum of (i) the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus (ii) 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Advances maintained as Base Rate Advances will take effect simultaneously with each change in the Base Rate.

“Base Rate Tranche” means that portion of the Class A-1 Principal Amount purchased or maintained with Advances which bear interest by reference to the Base Rate.

“Borrowing” has the meaning set forth in Section 2.02(c).

“Borrowing Deficit” has the meaning set forth in Section 2.03(b).

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2005-3 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2005-3 Closing Date.

“Class A-1 Commitment Termination Date” means November 24, 2008 or such later date designated in accordance with Section 2.05 or such earlier date as the parties hereto may agree in writing to terminate this Agreement.

“Commitment” means, the obligation of the Committed Note Purchasers included in each Investor Group to fund Advances in lieu of the related Conduit Investor pursuant to Section 2.02(a) in an aggregate stated amount up to the Maximum Investor Group Principal Amount for such Investor Group.

“Commitment Amount” means, as to each Conduit Investor, the Maximum Investor Group Principal Amount with respect to the Investor Group of which such Conduit Investor is a part.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Class A-1 Maximum Principal Amount on such date.

“Committed Note Purchaser” has the meaning set forth in the recitals hereto.

“Committed Note Purchaser Percentage” means, with respect to any Committed Note Purchaser, the percentage set forth opposite the name of such Committed Note Purchaser on Schedule I.

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose commercial paper has at least two of the following ratings (x) at least “A-1” from Standard & Poor’s, (y) “P1” from Moody’s and (z) “F1” from Fitch, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.17(b).

“Conduit Investors” has the meaning set forth in the recitals hereto.

“Confidential Information” for purposes of this Agreement, has the meaning set forth in Section 9.11.

“CP Rate” means, with respect to each Conduit Investor (i) for any day during any Series 2005-3 Interest Period funded by a Conduit Investor set forth in Schedule I hereto or any other Conduit Investor that elects in its Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduits from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Conduits maturing on dates other than those certain dates on which such Conduits are to receive funds) in respect of the promissory notes issued by such Conduits that are allocated in whole or in part by their respective Funding Agent (on behalf of such Conduits) to fund or maintain the Class A-1 Principal Amount during such period, as determined by their respective Funding Agent (on behalf of such Conduits), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Committed Note Purchasers (on behalf of such Conduits), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduits’ commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class A-1 Commercial Paper, and (z) the costs of other borrowings by such Conduits including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market;

provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the respective Funding Agent for such Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2005-3 Interest Period for any portion of the Commitment of the related Investor Group funded by any other Conduit Investor, the “CP Rate” applicable to such Conduit Investor as set forth in its Assignment and Assumption Agreement.

“Domestic Office” means, the office of the related Funding Agent designated as such below its name on the signature page hereof, if any, or such other office of such Funding Agent as designated from time to time by written notice from such Funding Agent to HVF, inside the United States, which shall be making or maintaining Advances other than Eurodollar Advances of the Committed Note Purchasers in its Investor Group hereunder.

“Eurodollar Advance” means, an Advance which bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, a period commencing on the date of such Eurodollar Advance and ending on the next Payment Date; provided, however, that

(i)                                     no Eurodollar Interest Period may end subsequent to the December 2009 Payment Date; and

(ii)                                  upon the occurrence and during the continuation of the Series 2005-3 Rapid Amortization Period, any Eurodollar Interest Period may be terminated at the election of the related Funding Agent by notice to HVF and the Administrator, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Period shall be converted to Base Rate Advances or included in the CP Tranche until payment in full of the Class A-1 Notes.

“Eurodollar Office” means, the office of the related Funding Agent designated as such below its name on the signature page hereof, if any, or such other office of such Funding Agent as designated from time to time by written notice from such Funding Agent to HVF, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of the Committed Note Purchasers in its Investor Group hereunder.

“Eurodollar Rate” means, the rate per annum determined by the related Funding Agent at approximately 11:00 a.m. (London time) on the date which is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by such Funding Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by such Funding Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Days before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period. In respect of any Eurodollar Interest Period which is not thirty (30) days in duration, the Eurodollar Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Period; provided that, if a Eurodollar Interest Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

“Eurodollar Rate (Reserve Adjusted)” means, for any Eurodollar Interest Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Rate =	Eurodollar Rate
(Reserve Adjusted)	1.00 – Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the related Funding Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period.

“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.

“Eurodollar Tranche” means that portion of the Class A-1 Principal Amount purchased or maintained with Eurodollar Advances.

“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Funding Agent for such Investor Group (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Funding Agent for such Investor Group, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. New York City time.

“Financial Statements” has the meaning set forth in Section 6.02(b).

“Governmental Authority” means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

“Increase Date” shall mean the Business Day on which an Increase in the Class A-1 Principal Amount occurs.

“Initial Advance” means the Advances made under this Agreement as part of the initial Borrowings.

“Investor Group” means, collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor.

“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, such Investor Group’s Commitment Percentage of the Increase, if any, on such Business Day.

“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Series 2005-3 Closing Date, such Investor Group’s Commitment Percentage of the Class A-1 Initial Principal Amount and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day plus (ii) the Investor Group Increase Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group pursuant to Section 3.5 of the Series 2005-3 Supplement on such date plus (iv) the amount of principal payments recovered from such Investor Group by a trustee as a preference payment in a bankruptcy proceeding of the Issuer or otherwise.

“Investor Group Supplement” means an Investor Group Supplement substantially in the form of Exhibit C.

“Majority Program Support Providers” means with respect to the related Investor Group, Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

“Maximum Investor Group Principal Amount” means, with respect to each Investor Group, the amount set forth opposite the name of the Conduit Investor included in such Investor Group on Schedule I, as such amount may be increased or modified from time to time by written agreement among the Committed Note Purchasers included in such Investor Group on Schedule I hereto, the Administrator, the Insurer and HVF in accordance with the terms hereof.

“Prime Rate” means the rate announced by the Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.

“Program Fee” has the meaning set forth in Section 3.02(a).

“Program Fee Rate” means 0.275%.

“Program Support Agreement” means and includes any agreement entered into by any Program Support Provider in respect of any Class A-1 Commercial Paper and/or Class A-1 Note providing for the issuance of one or more letters of credit for the account of a Committed Note Purchaser or a Conduit Investor, the issuance of one or more insurance policies for which a Committed Note Purchaser or a Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Committed Note Purchaser or a Conduit Investor to any Program Support Provider of the Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Committed Note Purchaser or a Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means and includes any financial institutions and any other or additional Person (other than any customer of HVF) now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Committed Note Purchaser or a Conduit Investor in respect of such Committed Note Purchaser’s or Conduit Investor’s Class A-1 Commercial Paper and/or Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Class A-1 Commercial Paper issued by such Conduit Investor, in each case pursuant to a Program Support Agreement and any guarantor of any such person.

“Reference Lender” means the related Funding Agent.

“Regulation S”:  Regulation S under the Securities Act.

“Securities Act”:  The U.S. Securities Act of 1933, as amended.

“Series 2005-3 Supplement” means that certain Series Supplement to the Base Indenture, dated as of the date hereof (as amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and BNY Midwest Trust Company, as Trustee, relating to, among other things, the issuance by HVF of its Class A-1 Notes.

“Series 2005-4 Class A Principal Amount” means the “Class A Principal Amount” as defined in the Series 2005-4 Supplement.

“Series 2005-4 Note” means the Series 2005-4 Variable Funding Rental Car Asset Backed Note, Class A, issued under the Series 2005-4 Supplement.

“Series 2005-4 Supplement” means that certain Series Supplement to the Base Indenture, dated as of the date hereof (as amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and BNY Midwest Trust Company, as Trustee, relating to, among other things, the issuance by HVF of its Series 2005-4 Notes.

“Taxes” has the meaning set forth in Section 3.08.

“Term” has the meaning set forth in Section 2.05.

“Undrawn Facility Fee” has the meaning set forth in Section 3.02(b).

ARTICLE II
PURCHASE AND SALE OF CLASS A-1 NOTES

SECTION 2.01   The Initial Note Purchase. On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, HVF caused the Trustee to issue the initial Class A-1 Notes on the Series 2005-3 Closing Date. Such initial Class A-1 Notes for each Investor Group were dated the Series 2005-3 Closing Date, registered in the name of the respective Funding Agent or its nominee, as agent for the related Conduit Investor and the Committed Note Purchaser(s), or in such other name as the respective Funding Agent may request, and duly authenticated in accordance with the provisions of the Indenture.

SECTION 2.02   Advances. (a)  Subject to the terms and conditions of this Agreement and the Series 2005-3 Supplement, each Conduit Investor, if any may and, if such Conduit Investor determines that it will not make an Advance or any portion of an Advance, its related Committed Note Purchaser(s) or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group, shall, to the extent such Conduit Investor does not make such Advance or there is no such Conduit Investor with respect to an Investor Group, and the Commitment Termination Date has not occurred, upon HVF’s request, delivered in accordance with the provisions of Section 2.03, and the satisfaction of all conditions precedent thereto, make Advances from time to time during the Series 2005-3 Revolving Period; provided, that, such Advances shall be made ratably by each Conduit Investor, if any, based on the respective Commitment Percentage of its Investor Group and the portion of any such Advance made by a Committed Note Purchaser shall be its Committed Note Purchaser Percentage of the Commitment Percentage with respect to the related Investor Group; provided, that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, (i) such related Investor Group Principal Amount would exceed the Maximum Investor Group Principal Amount, (ii) the Class A-1 Principal Amount would exceed the Class A-1 Maximum Principal Amount, (iii) a Class Enhancement Deficiency or an Aggregate Asset Amount Deficiency exists or would exist as a result of such Advance, or (iv) an Amortization Event or Potential Amortization Event with respect to the Series 2005-3 Notes exists or would exist as a result of such Advance. If a Conduit Investor elects not to fund the full amount of its Commitment Percentage of the Class A-1 Initial Principal Amount or a requested Increase, such Conduit Investor shall notify the Administrative Agent and the Funding Agent with respect to such Conduit Investor, and each Committed Note Purchaser with respect to such Conduit Investor shall fund its Committed Note Purchaser Percentage of the portion of the Commitment Percentage with respect to such Investor Group of the Class A-1 Initial Principal Amount or such Increase, as the case may be, not funded by such Conduit Investor.

(b)                                 Subject to Section 9.10(b), each Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Class A-1 Commercial Paper; provided, that (i) no Conduit Investor will have any obligation to use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Class A-1 Commercial Paper at any time (x) an Amortization Event has occurred and is continuing or (y) the funding of such Advance through the issuance of Class A-1 Commercial Paper would be prohibited by the program documents governing such Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Conduit Investor to fund any Advance through the issuance of Class A-1 Commercial Paper, and (iii) notwithstanding anything herein or in any other Related Document to the contrary, at no time will a Conduit Investor be obligated to make Advances hereunder.

(c)                                  The proceeds of all Advances on any date shall be allocated according to the provisions of Article III of the Series 2005-3 Supplement. Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a “Borrowing”). Subject to the terms of this Agreement and the Series 2005-3 Supplement, the aggregate principal amount of the Advances represented by the Class A-1 Notes may be increased or decreased from time to time.

SECTION 2.03   Borrowing Procedures.

(a)                                  Whenever HVF wishes the Conduit Investors, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, to make an Advance, HVF shall (or shall cause the Administrator to) notify the Administrative Agent, each Funding Agent and the Trustee upon irrevocable written notice delivered to the Administrative Agent and each Funding Agent (with a copy of such notice delivered to the Committed Note Purchasers) no later than 12:00 noon New York City time on the Business Day prior to the proposed Borrowing (which Borrowing date shall, except in the case of the Initial Advance, be an Increase Date). Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date. HVF shall (or shall cause the Administrator to) ratably allocate the proposed Borrowing among the Investor Groups’ respective Investor Group Principal Amounts. Each Funding Agent shall promptly advise its related Conduit Investor, if any, of any notice given pursuant to this Section and shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed date of Borrowing) notify HVF and the related Committed Note Purchaser(s) whether such Conduit Investor has determined to make such Advance. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2005-3 Supplement, each Conduit Investor or its related Committed Note Purchaser(s), as the case may be, shall make available to HVF the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the Series 2005-3 Collection Account no later than 3:00 p.m. (New York time) on the date of such Borrowing.

(b)                                 If, by 2:00 p.m. (New York time) on the date of any Borrowing, one or more Committed Note Purchasers in an Investor Group (each, a “Defaulting Committed Note Purchaser,” and each Committed Note Purchaser in the related Investor Group other than any Defaulting Committed Note Purchaser being referred to as a “Non-Defaulting Committed Note Purchaser”) fails to make its ratable portion of any Borrowing available to HVF pursuant to Section 2.03(a) (the aggregate amount unavailable to HVF as a result of such failure being herein called in either case the “Borrowing Deficit”), then the Funding Agent for such Investor Group shall, by no later than 2:30 p.m. (New York City time) on the applicable date of such Borrowing instruct each Non-Defaulting Committed Note Purchaser in the same Investor Group as the Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York time), in immediately available funds, to the Series 2005-3 Collection Account, an amount equal to the lesser of (i) such Non-Defaulting Committed Note Purchaser’s proportionate share (based upon the relative Committed Note Purchaser Percentage of such Non-Defaulting Committed Note Purchasers) of the Borrowing Deficit and (ii) such Non-Defaulting Committed Note Purchaser’s Committed Note Purchaser Percentage of the amount by which the Maximum Investor Group Investor Amount for such Investor Group exceeds the Investor Group Principal Amount for such Investor Group (determined after giving effect to any Advances already made by such Investor Group on such date). A Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Funding Agent for the ratable benefit of the Non-Defaulting Committed Note Purchasers all amounts paid by each such Non-Defaulting Committed Note Purchaser on behalf of such Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Committed Note Purchaser until the date such Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate plus 1% per annum.

SECTION 2.04   The Class A-1 Notes. On each date an Advance is funded under the Class A-1 Note pursuant to the Series 2005-3 Supplement, and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the related Funding Agent shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. HVF hereby authorizes each duly authorized officer, employee and agent of such Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Funding Agent and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by such Funding Agent, the Insurer and the Trustee.

SECTION 2.05   Commitment Terms. The “Term” of the Commitment hereunder shall be for a period commencing on the Series 2005-3 Closing Date and ending on the Commitment Termination Date, or such later date as each Committed Note Purchaser and the Insurer may agree to in writing.

SECTION 2.06   Selection of Interest Rates. Following (i) the funding of any Advances by a Committed Note Purchaser or (ii) any assignment by a Conduit Investor to its related liquidity providers pursuant to the applicable liquidity purchase agreement or liquidity loan agreement with respect to the Class A-1 Notes or to its related Committed Note Purchaser hereunder, in each case the Advances funded, directly or indirectly, with amounts received from any such provider or Committed Note Purchaser will accrue interest at the Base Rate; provided that HVF may, prior to the commencement of the Series 2005-3 Rapid Amortization Period, if HVF gives notice prior to 12:00 p.m. (New York Time) on the date which is one (1) Business Day prior to the commencement of the related Eurodollar Interest Period, elect that such Advances be made as Eurodollar Advances.

SECTION 2.07   Reduction in Commitment Amount. HVF may, upon three Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, effect a permanent reduction in the Class A-1 Maximum Principal Amount and a corresponding reduction in the Commitment Amount and the Maximum Investor Group Principal Amount; provided that (x) any such reduction (i) will be limited to the undrawn portion of the Commitment Amounts, although any such reduction may be combined with a Voluntary Decrease effected pursuant to and in accordance with Section 2.2(b) of the Series 2005-3 Supplement, and (ii) must be in a minimum amount of $10,000,000 and (y) after giving effect to such reduction, the Class A-1 Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero. Any reduction made pursuant to this Section 2.07 shall be made ratably among the Investor Groups on the basis of their respective Maximum Investor Group Principal Amount. Any reduction in the Class A-1 Maximum Principal Amount shall result in a ratable reduction of the Class A-2 Maximum Principal Amount, unless otherwise agreed upon in writing by the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser. Any reduction under the Class A Notes shall result in a ratable reduction under the Series 2005-4 Notes, unless otherwise agreed upon in writing by the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser.

ARTICLE III
INTEREST AND FEES

SECTION 3.01   Interest. Each related Advance funded or maintained by a Conduit Investor during the related Series 2005-3 Interest Period (a) through the issuance of Class A-1 Commercial Paper shall bear interest at the CP Rate for such Series 2005-3 Interest Period and (b) through means other than the issuance of Class A-1 Commercial Paper shall bear interest at (i) the Base Rate for the related Series 2005-3 Interest Period or (ii) if the required notice has been given pursuant to Section 2.06, the Eurodollar Rate (Reserve Adjusted) applicable to such Investor Group for the related Eurodollar Interest Period, in each case except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.03 or 3.04. Each Funding Agent shall notify HVF, the Administrator and the Administrative Agent of the applicable interest rate for the Advances made by its Investor Group for the related Series 2005-3 Interest Period by 11:00 a.m. (New York time) on the Business Day preceding each Determination Date and on the Business Day following each Payment Date. In addition, each Funding Agent shall notify HVF, the Administrator and the Administrative Agent of the applicable CP Rate for each Advance made by its Investor Group and funded through the issuance of Class A-1 Commercial Paper by 11:00 a.m. (New York time) on the Business Day of such Advance. The Administrative Agent shall notify the Administrator of the blended average of the CP Rates for each Advance on the Business Day of such Advance.

(a)                                  Interest shall be due and payable on each Payment Date in accordance with the provisions of the Series 2005-3 Supplement.

(b)                                 All computations of interest at the CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (other than as provided in the definition of Eurodollar Interest Period) and such extension of time shall be included in the computation of the amount of interest owed.

SECTION 3.02   Fees.

(a)                                  On each Payment Date, HVF shall pay to each Funding Agent, for the account of the related Investor Group, a program fee (the “Program Fee”) equal to the product of (x) the Program Fee Rate, (y) the daily average Investor Group Principal Amount for the related Investor Group for the period from and including the immediately preceding Payment Date (or in the case of the first Payment Date, the Series 2005-3 Closing Date) to but excluding such Payment Date and (z) the number of days in the related Series 2005-3 Interest Period divided by 360 (or in the case of the first Payment Date occurring following the Series 2005-3 Closing Date, the number of days in the period from and including the Series 2005-3 Closing Date to but excluding such first Payment Date).

(b)                                 On each Payment Date on or prior to the Commitment Termination Date, HVF shall pay to each Funding Agent, for the account of the related Investor Group, an undrawn facility fee (the “Undrawn Facility Fee”) equal to the product of (x) 0.125% times (y) the excess of (i) 102% of the Maximum Investor Group Principal Amount for the related Investor Group over (ii) 102% of the daily average Investor Group Principal Amount for the related Investor Group during the related Series 2005-3 Interest Period (or in the case of the first Payment Date occurring following the Series 2005-3 Closing Date, the number of days in the period from and including the Series 2005-3 Closing Date to but excluding such first Payment Date), times (z) the number of days in the related Series 2005-3 Interest Period divided by 360 (or in the case of the first Payment Date occurring following the Series 2005-3 Closing Date, the number of days in the period from and including the Series 2005-3 Closing Date to but excluding such first Payment Date).

(c)                                  On the Series 2005-3 Closing Date and on each March, June, September and December Payment Date thereafter, HVF shall pay to the Administrative Agent the applicable Administrative Agent Fee for such date.

(d)                                 On the Series 2005-3 Closing Date, HVF paid to each Funding Agent, for the account of the related Committed Note Purchaser a structuring and commitment fee equal to the product of (a) the product of (x) 0.75% and (y) the Class A-1 Maximum Principal Amount and (b) such Committed Note Purchaser’s Committed Note Purchaser Percentage on the Series 2005-3 Closing Date.

SECTION 3.03   Eurodollar Lending Unlawful. If a Conduit Investor, a Committed Note Purchaser or any Program Support Provider shall reasonably determine (which determination shall, upon notice thereof to the Administrative Agent and the related Funding Agent and HVF, be conclusive and binding on HVF absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Program Support Provider or Committed Note Purchaser to make, continue, or maintain any Advance as, or to convert any Advance into, the Eurodollar Tranche of such Advance, the obligation of such Person to make, continue or maintain or convert any such Advance as the Eurodollar Tranche of such Advance shall, upon such determination, forthwith be suspended until such Person shall notify the related Funding Agent and HVF that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert all Advances of any such Program Support Provider or Committed Note Purchaser, as applicable, into the Base Rate Tranche of such Advance at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 3.04   Deposits Unavailable. If a Conduit Investor, a Committed Note Purchaser or any Program Support Provider shall have reasonably determined that:

(a)                                  Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all Reference Lenders in the relevant market; or

(b)                                 by reason of circumstances affecting all Reference Lenders’ relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Eurodollar Tranche of any Advance; or

(c)                                  such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers have notified the related Funding Agent and HVF that, with respect to any interest rate otherwise applicable hereunder to the Eurodollar Tranche of any Advance the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Conduit Investor, such Committed Note Purchaser or such Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective Eurodollar Tranche of such Advance for such Eurodollar Interest Period, then, upon notice from such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers to such Funding Agent and HVF, the obligations of such Conduit Investor, such Committed Note Purchaser and all of the relevant Program Support Providers to make or continue any Advance as, or to convert any Advances into, the Eurodollar Tranche of such Advance shall forthwith be suspended until such Funding Agent shall notify HVF that the circumstances causing such suspension no longer exist.

SECTION 3.05   Increased or Reduced Costs, etc.. HVF agrees to reimburse each Conduit Investor and each Committed Note Purchaser and any Program Support Provider (each, an “Affected Person”) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person’s capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Eurodollar Tranche of such Advance that arise in connection with any Changes in Law, except for such Changes in Law with respect to increased capital costs and taxes which are governed by Sections 3.07 and 3.08, respectively. Each such demand shall be provided to the related Funding Agent and HVF in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by HVF to such Funding Agent and by such Funding Agent directly to such Affected Person within five (5) Business Days of HVF’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on HVF.

SECTION 3.06   Funding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, the Eurodollar Tranche of such Advance) as a result of:

(a)                                  any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Eurodollar Tranche of such Advance or the assignment thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Eurodollar Tranche on a date other than the scheduled last day of the Eurodollar Interest Period applicable thereto;

(b)                                 any Advance not being made as an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein;

(c)                                  any Advance not being continued as, or converted into, an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein, or

(d)                                 any failure of HVF to make a Decrease after giving notice thereof pursuant to Section 2.2(b) of the Series 2005-3 Supplement,

then, upon the written notice of any Affected Person to the related Funding Agent and HVF, HVF shall pay to such Funding Agent and such Funding Agent shall, within five (5) Business Days of its receipt thereof, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on HVF.

SECTION 3.07   Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Advances made by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and HVF, HVF shall pay to such Funding Agent and such Funding Agent shall pay an incremental commitment fee to such Affected Person sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVF; and provided, further, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.07 prior to such initial payment. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

SECTION 3.08   Taxes. All payments by HVF of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Agreement) and (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVF with respect to withholding tax (such non-excluded items being called “Taxes”).

Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVF, such Affected Person or its agent may pay such Taxes and HVF will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

If HVF fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, HVF shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.08, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by HVF.

Upon the request of HVF, each Foreign Affected Person shall execute and deliver to HVF, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVF may reasonably request) United

States Internal Revenue Service Forms W-8BEN, Forms W-8ECI or Forms W-9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. HVF shall not, however, be required to pay any increased amount under this Section 3.08 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.08, it shall pay over such refund to HVF (but only to the extent of indemnity payments made, or additional amounts paid under this Section 3.08 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVF, upon the request of the Affected Person, agrees to repay the amount paid over to HVF (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.08 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes which it deems confidential) to HVF or any other Person.

SECTION 3.09   Indenture Carrying Charges; Survival. Any amounts payable by HVF under Sections 3.05, 3.06, 3.07 or 3.08 shall constitute Carrying Charges within the meaning of the Base Indenture and Indenture Carrying Charges within the meaning of Series 2005-3 Supplement. The agreements in Sections 3.05, 3.06, 3.07 and 3.08 shall survive the termination of this Amended and Restated Class A-1 Note Purchase Agreement, the Series 2005-3 Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

ARTICLE IV
OTHER PAYMENT TERMS

SECTION 4.01   Time and Method of Payment. All amounts payable to any Funding Agent hereunder or with respect to the Class A-1 Notes shall be made to the applicable Funding Agent or upon the order of the applicable Funding Agent by wire transfer of immediately available funds in Dollars not later than 1:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day. HVF’s obligations hereunder in respect of any amounts payable to any Conduit Investor or Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF to the related Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.

ARTICLE V

THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS

SECTION 5.01   Authorization and Action of the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents hereby designates and appoints Lehman Commercial Paper Inc. as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Conduit Investor, any Committed Note Purchaser or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Class A-1 Notes and all other amounts owed by HVF hereunder to the Investor Groups (the “Aggregate Unpaids”).

SECTION 5.02   Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 5.03   Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Conduit Investor, any Committed Note Purchaser or any Funding Agent for any recitals, statements, representations or warranties made by HVF contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of HVF to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. The Administrative Agent shall not be under any obligation to any Conduit Investor, any Committed Note Purchaser or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of HVF. The

Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default unless the Administrative Agent has received notice from HVF, any Conduit Investor, any Committed Note Purchaser or any Funding Agent.

SECTION 5.04   Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to HVF), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Conduit Investor, any Committed Note Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Conduit Investor, any Committed Note Purchaser or any Funding Agent, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Conduit Investors, the Committed Note Purchasers and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Conduit Investors, the Committed Note Purchasers and the Funding Agents.

SECTION 5.05   Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of HVF, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF and made its own decision to enter into this Agreement.

SECTION 5.06   The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF or any Affiliate of HVF as though the Administrative Agent were not the Administrative Agent hereunder.

SECTION 5.07   Successor Administrative Agent. The Administrative Agent may, upon 30 days notice to HVF and each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of Investor Groups holding more than 75% of the Class A-1 Principal Amount, resign as Administrative Agent. If the Administrative Agent shall resign, then the Investor Groups, during such 30-day period, shall appoint an Affiliate of a member of the Investor Groups as a successor agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30-day period, then effective upon the expiration of such 30-day period, HVF shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the Funding Agents and for all purposes shall deal directly with the Funding Agents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

SECTION 5.08   Authorization and Action of Funding Agents. Each Conduit Investor and each Committed Note Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Investor’s name, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser’s name with respect to such Investor Group, on Schedule I hereto as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF or any of its successors or assigns. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

SECTION 5.09   Delegation of Duties. Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 5.10   Exculpatory Provisions. Each Funding Agent and any of its directors, officers, agents or employees shall not be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by HVF contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of HVF to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. Each Funding Agent shall not be under any obligation to the related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of HVF. Each Funding Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default unless such Funding Agent has received notice from HVF or the related Investor Group.

SECTION 5.11   Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel (including, without limitation, counsel to HVF), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group, provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon the related Investor Group.

SECTION 5.12   Non-Reliance on the Funding Agent and Other Purchasers. The related Investor Group expressly acknowledges that its Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of HVF, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Investor Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF and made its own decision to enter into this Agreement.

SECTION 5.13   The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF or any Affiliate of HVF as though such Funding Agent were not a Funding Agent hereunder.

SECTION 5.14   Successor Funding Agent. Each Funding Agent will, upon the direction of the related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of the related Investor Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Investor Group, then effective upon the resignation of such Funding Agent, HVF shall make all payments in respect of the Aggregate Unpaids due to such Investor Group or under any fee letter delivered in connection herewith directly to such Investor Group and for all purposes shall deal directly with such Investor Group. After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION 6.01   HVF. HVF represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Base Indenture, and the other Related Documents is true and correct and further represents and warrants to such parties that:

(a)                                  no Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default, or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

(b)                                 assuming each Conduit Investor or other purchaser of the Class A-1 Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Section 6.03 of this Agreement are true and correct, the offer and sale of the Class A-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act; and

(c)                                  HVF has furnished to the Administrative Agent true, accurate and complete copies of all other Related Documents (excluding Series Supplements and other Related Documents relating solely to a Series of Notes other than the Series 2005-3 Notes) to which it is a party as of the Series 2005-3 Closing Date, all of which Related Documents are in full force and effect as of the Series 2005-3 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which HVF has informed each Funding Agent.

SECTION 6.02   Administrator. The Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that:

(a)                                  each representation and warranty made by it in each Related Document (other than a Related Document relating solely to a Series of Notes other than the Series 2005-3 Notes) to which it is a party (including any representations and warranties made by it as Administrator) is true and correct in all material respects as of the date originally made, as of the date hereof and as of the Series 2005-3 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)                                 (i) the audited consolidated balance sheet of The Hertz Corporation and its Consolidated Subsidiaries as of December 31, 2004 and the related statements of income, stockholders equity and cash flows for the year ending on such date and (ii) the unaudited condensed consolidated balance sheet of The Hertz Corporation and its Consolidated Subsidiaries as of September 30, 2005 and the related statements of income, stockholders equity and cash flows for the nine months ending on such date (including in each case the schedules and notes thereto) (the “Financial Statements”), have been prepared in accordance with GAAP and present fairly the financial position of The Hertz Corporation and its Consolidated Subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby.

SECTION 6.03   Conduit Investors. Each of the Conduit Investors and each of the Committed Note Purchasers represents and warrants to HVF and the Administrator, as of the date hereof (or as of a subsequent date on which a successor or assign of a Conduit Investor or a Committed Note Purchaser shall become a party hereto), that:

(a)                                  it has had an opportunity to discuss HVF’s and the Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF and the Administrator and their respective representatives;

(b)                                 it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Class A-1 Notes;

(c)                                  it is purchasing the Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d)                                 it understands that the Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF is not required to register the Class A-1 Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(e)                                  it understands that the Class A-1 Notes will bear the legend set out in the form of Class A-1 Notes attached as Exhibit A to the Series 2005-3 Supplement and be subject to the restrictions on transfer described in such legend;

(f)                                    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class A-1 Notes;

(g)                                 it understands that the Class A-1 Notes may be offered, resold, pledged or otherwise transferred only with HVF’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF that the Class A-1 Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Class A-1 Notes, or interests therein, may be sold, transferred or pledged to its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;

(h)                                 if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Class A-1 Notes as described in clause (B) or (D) of Section 6.03(g), and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 6.03(g), the transferee of the Class A-1 Notes will be required to deliver a certificate, as described in the Series 2005-3 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Class A-1 Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Class A-1 Notes included as an exhibit to the Series 2005-3 Supplement. Each Conduit Investor understands that the registrar and transfer agent for the Class A-1 Notes will not be required to accept for registration of transfer the Class A-1 Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2005-3 Supplement; and

(i)                                     it will obtain from any purchaser of the Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs.

ARTICLE VII
CONDITIONS

SECTION 7.01   Conditions to Issuance. Each Conduit Investor had no obligation to purchase the Class A-1 Notes hereunder on the Series 2005-3 Closing Date unless:

(a)                                  the Base Indenture and the Series 2005-3 Supplement shall be in full force and effect;

(b)                                 the Insurance Policy shall have been executed and delivered to the Trustee and shall be in full force and effect;

(c)                                  on the Series 2005-3 Closing Date, each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, shall have received a letter, in form and substance reasonably satisfactory to it, from each of Moody’s, S&P and Fitch stating that a long-term rating of “Aaa” (in the case of Moody’s) and “AAA” (in the case of S&P and Fitch) has been assigned to the Class A-1 Notes;

(d)                                 each Conduit Investor and each Committed Note Purchaser shall have received opinions of counsel from Cravath, Swaine & Moore LLP, or other counsel acceptable to the Conduit Investors and the Committed Note Purchasers, with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request (including, without limitation, regarding non-consolidation, true lease, true-sale and UCC security interest matters, tax and no-conflicts);

(e)                                  at the time of such issuance, all conditions to the issuance of the Class A-1 Notes under the Series 2005-3 Supplement and under Section 2.2 of the Base Indenture shall have been satisfied or waived.

SECTION 7.02   Conditions to Initial Borrowing. The obligation of the Conduit Investors, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, to fund the initial Borrowing hereunder shall be subject to the satisfaction of the conditions precedent that each Funding Agent shall have received a duly executed and authenticated Class A-1

Note registered in its name or in such other name as shall have been directed by the applicable Committed Note Purchaser and stating that the principal amount thereof shall not exceed the Maximum Investor Group Principal Amount of such Funding Agent’s Investor Group and HVF shall have paid all fees required to be paid by it on the Series 2005-3 Closing Date, including all fees required hereunder.

SECTION 7.03   Conditions to Each Borrowing. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, any Borrowing on any day (including the initial Borrowing) shall be subject to the conditions precedent that on the date of the Borrowing, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

(a)                                  (i) the representations and warranties of HVF set out in this Agreement (with the exception of Section 6.01(b), which shall have been true and accurate in all respects on the Series 2005-3 Closing Date), (ii) the representations and warranties of the Administrator set out in this Agreement (with the exception of Section 6.02(a), which shall have been true and accurate on the dates specified therein), and (iii) the representations and warranties of HVF and the Administrator set out in the Base Indenture and the other Related Documents (other than Series Supplements and Related Documents relating solely to a Series of Notes other than the Series 2005-3 Notes) to which each is a party, in each such case, shall be true and accurate as of the date of the Borrowing with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)                                 the Series 2005-3 Rapid Amortization Period has not commenced;

(c)                                  (i) HVF shall have requested advances under its Class A-2 Note on such date in a principal amount such that, after giving effect to the Borrowings made hereunder, the advances requested under the Class A-2 Notes and the Class A-1 Notes are made ratably among the Class A-2 Notes and the Class A-1 Notes and (ii)  HVF shall have requested advances under its Series 2005-4 Note on such date in a principal amount such that, after giving effect to the Borrowings made hereunder and the borrowings made under the Class A-2 Notes, the advances requested under the Series 2005-4 Notes and the Class A Notes are made ratably among the Series 2005-4 Notes and the Class A Notes;

(d)                                 the related Funding Agent shall have received the Monthly Noteholders’ Statement for the Class A-1 Notes for the Related Month immediately preceding the date of such Borrowing and an executed advance request in the form of Exhibit A hereto (each such request, an “Advance Request”) certifying as to the current Aggregate Asset Amount, Class A Enhancement Amount and Class B Enhancement Amount; and

(e)                                  all conditions to such Borrowing specified in Section 2.02(a) of this Agreement shall have been satisfied.

The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by HVF and the Administrator that all conditions precedent to such Borrowing have been satisfied.

ARTICLE VIII
COVENANTS

SECTION 8.01   Covenants. HVF and the Administrator each severally covenants and agrees that, until the Class A-1 Notes have been paid in full and the Term has expired, it will:

(a)                                  duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Related Document to which it is a party;

(b)                                 not, except as contemplated by Section 3.2(a) of the Base Indenture or clauses (iii) through (viii) of Section 12.1(a) of the Base Indenture, amend, modify, waive or give any approval, consent or permission under, any provision of the Base Indenture or any other Related Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Base Indenture or such other Related Document, as applicable;

(c)                                  at the same time any report, notice or other document is provided to the Rating Agencies, the Insurer and/or the Trustee, or caused to be provided, by HVF or the Administrator under the Base Indenture (including, without limitation, under Sections 8.8, 8.9 and/or 8.12 thereof), or under the Series 2005-3 Supplement or this Agreement, provide the Administrative Agent (who shall provide a copy thereof to the Committed Note Purchasers and the Conduit Investors) with a copy of such report, notice or other document; provided, however, that neither the Administrator nor HVF shall have any obligation under this Section 8.01(c) to deliver to the Administrative Agent copies of any Monthly Noteholders’ Statements which relate solely to a Series of Notes other than the Series 2005-3 Notes;

(d)                                 at any time and from time to time, following reasonable prior notice from the Administrative Agent, and during regular business hours, permit such Administrative Agent or any Funding Agent, or its respective agents, representatives or permitted assigns, access to the offices of, the Administrator, Hertz, HVF, the Intermediary and the Nominee, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Series 2005-3 Collateral on the same terms as are provided to the Trustee under Section 8.6 of the Base Indenture, and (ii) to visit the offices and properties of, the Administrator, Hertz, HVF, the Intermediary and the Nominee for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2005-3 Collateral, or the administration and performance of the Base Indenture, the Series 2005-3 Supplement and the other Related Documents with any of the officers or employees of, the Administrator, Hertz, HVF, the Intermediary and/or the Nominee, as applicable, having knowledge of such matters;

(e)                                  not permit any part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock;

(f)                                    not permit any amounts owed with respect to the Class A-1 Notes will be secured, directly or indirectly, by any Margin Stock;

(g)                                 promptly provide such additional financial and other information with respect to the Related Documents (other than Series Supplements and Related Documents relating solely to a Series of Notes other than the Series 2005-3 Notes), HVF, Hertz, the Intermediary or the Manufacturer Programs as the Administrative Agent may from time to time reasonably request;

(h)                                 during the Series 2005-3 Rapid Amortization Period, use all amounts allocated to and available for distribution from each excess collection account in respect of each Series of Notes (other than in respect of each Series of Notes other than the Series 2005-3 Notes and the Series 2005-4 Notes) to decrease the Class A-1 Principal Amount, the Class A-2 Principal Amount and the Series 2005-4 Class A Principal Amount; and

(i)                                     deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF, the financial statements prepared pursuant to Section 8.24(d) of the Base Indenture.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01   Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Administrator or HVF, shall in any event be effective unless the same shall be in writing and signed by the Administrator, HVF, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser, and in the case of any material amendments, receipt of written confirmation from each rating agency then rating the Class A-1 Commercial Paper that such amendment will not result in the reduction or withdrawal of the then current ratings in respect of the Class A-1 Commercial Paper; provided, however, that, subject to any provision of the Base Indenture or the Series 2005-3 Supplement requiring the consent of each affected Noteholder or of a higher percentage of Noteholders, any amendment that does not adversely affect in any material respect the interests of the Conduit Investors or the Committed Note Purchasers shall only require (i) the consent of the Conduit Investors and Committed Note Purchasers holding more than 50% of the Class A-1 Notes and the Commitment, respectively, and (ii) receipt of written confirmation from each rating agency then rating the Class A-1 Commercial Paper that such amendment will not result in the reduction or withdrawal of the then current ratings in respect of the Class A-1 Commercial Paper.

SECTION 9.02   No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.03   Binding on Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, HVF, the Administrator, the Committed Note Purchasers, the Conduit Investors, the Administrative Agent and their respective successors and assigns; provided, however, that neither HVF nor the Administrator may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Committed Note Purchaser and each Conduit Investor; provided, that nothing herein shall prevent HVF from assigning its rights to the Trustee under the Base Indenture and the Series 2005-3 Supplement; provided, further, that none of the Conduit Investors or the Committed Note Purchasers may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03(g), Section 9.17 and this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

(a)                                  Notwithstanding any other provision set forth in this Agreement, each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, may at any time grant to one or more Program Support Providers a participating interest in or lien on such Conduit Investor’s, or if there is no Conduit Investor with respect to any Investor Group, the related Committed Note Purchaser’s, interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to such Conduit Investor or Committed Note Purchaser, as applicable, under this Agreement.

(b)                                 Each Conduit Investor may at any time assign its rights in the Class A-1 Notes (and its rights hereunder and under the Related Documents) to its related Committed Note Purchaser. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, its

Class A-1 Note and all Related Documents to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, an insurance policy for such Conduit Investor relating to the Class A-1 Commercial Paper or the Class A-1 Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including without limitation, an insurance policy relating to the Class A-1 Commercial Paper or the Class A-1 Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Class A-1 Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Class A-1 Note, this Agreement and the Related Documents to any Person with the prior written consent of HVF and the Administrative Agent, in each case such consent not to be unreasonably withheld. Notwithstanding any other provisions set forth in this Agreement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, its Class A-1 Note and the Related Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.

SECTION 9.04    Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Class A-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Class A-1 Notes and shall continue in full force and effect until all interest on and principal of the Class A-1 Notes and all other amounts owed to the Conduit Investors, the Committed Note Purchasers, the Funding Agents and the Administrative Agent hereunder and under the Series 2005-3 Supplement have been paid in full and the commitment of the Committed Note Purchasers hereunder has been terminated. In addition, the obligations of HVF, the Committed Note Purchasers and the Conduit Investors under Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 9.05, 9.10(b) and 9.11 shall survive the termination of this Agreement.

SECTION 9.05   Payment of Costs and Expenses; Indemnification.  (a)  Payment of Costs and Expenses. HVF agrees to pay on demand all reasonable expenses of the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser (including the reasonable fees and out-of-pocket expenses of counsel to each Conduit Investor and each Committed Note Purchaser, if any, as well as the fees and expenses of the Rating Agencies providing a rating in respect of any Class A-1 Commercial Paper) in connection with

(i)                                     the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

(ii)                                  the consummation of the transactions contemplated by this Agreement and the other Related Documents.

HVF further agrees to pay, and to save the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser harmless from all liability for (i) any breach by HVF of its obligations under this Agreement, (ii) all reasonable costs incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser in enforcing this Agreement and (iii) any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of this Agreement, any Borrowing hereunder, or the issuance of the Class A-1 Notes or any other Related Documents. HVF also agrees to reimburse the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Agreement or any other of the Related Documents.

Without limiting the foregoing, HVF shall have no obligation to reimburse any Committed Note Purchaser and/or Conduit Investor for any of the fees and/or expenses incurred by such Committed Note Purchaser and/or Conduit Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Class A-1 Notes pursuant to Section 9.17; provided, however, that HVF shall reimburse each Committed Note Purchaser and/or Conduit Investor who purchased Class A-1 Notes on the Series 2005-3 Closing Date for its reasonable legal and administrative fees and expenses (excluding any fees and/or expenses payable to the Rating Agencies) that were incurred by such Committed Note Purchaser or Conduit Investor in connection with its assignment and/or sale of its rights under this Agreement and such Class A-1 Notes within 180 days of the Series 2005-3 Closing Date.

(b)                                 Indemnification. In consideration of the execution and delivery of this Agreement by the Conduit Investors and the Committed Note Purchasers, HVF hereby indemnifies and holds each Conduit Investor and each Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Class A-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to

(i)                                     any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

(ii)                                  the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08). HVF shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

(c)                                  Indemnification of the Administrative Agent and each Funding Agent. (i) In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Funding Agent, HVF hereby indemnifies and holds the Administrative Agent and each Funding Agent and each of their officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Class A-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 9.05(c)(i) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08). HVF shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.

(ii)                                  In consideration of the execution and delivery of this Agreement by the Administrative Agent, each Funding Agent and each Committed Note Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) and each Funding Agent and each of its officers, directors, employees and agents (collectively, the “Funding Agent Indemnified Parties”, and together with the Administrative Agent Indemnified Parties, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of

HVF) (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Class A-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Funding Agent and each Committed Note Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 9.05(c)(ii) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.08). Each Committed Note Purchaser shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.

SECTION 9.06   Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series 2005-3 Supplement, the documents delivered pursuant to Section 7.01 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 9.07   Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

SECTION 9.08   Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

SECTION 9.09   Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Class A-1 Notes will be treated as evidence of indebtedness, (b) agrees to treat the Class A-1 Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

SECTION 9.10   No Proceedings; Limited Recourse. (a)  HVF. Each of the parties hereto (other than HVF) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Notes issued by HVF pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, HVF, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in Section 13.15 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF pursuant to this Agreement, the Series 2005-3 Supplement or the Base Indenture. In the event that a Committed Note Purchaser (solely in its capacity as such) or a Conduit Investor (solely in its capacity as such) takes action in violation of this Section 9.10(a), HVF agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against HVF or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(a) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by a Committed Note Purchaser or a Conduit Investor in assertion or defense of its claims in any such proceeding involving HVF. The obligations of HVF under this Agreement are solely the limited liability company obligations of HVF. In addition, each of the parties hereto agrees that all fees, expenses and other costs payable hereunder by HVF shall be payable only to the extent set forth in Section 13.16 of the Base Indenture and that all other amounts owed to them by HVF shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 2005-3 Supplement.

(b)                                 The Conduit Investors. Each of the parties hereto (other than the Conduit Investors) hereby covenants and agrees that it will not, prior to the date which is one year and one day after the payment in full of the latest maturing Class A-1 Commercial Paper or other debt securities or instruments issued by a Conduit Investor, institute against, or join with any other Person in instituting against, such Conduit Investor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from such Conduit Investor pursuant to this Agreement, the Series 2005-3 Supplement or the Base Indenture. In the event that HVF, the Administrator, a Committed Note Purchaser (solely in its capacity as such) or Hertz takes action in violation of this Section 9.10(b), such related Conduit Investor may file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against such Conduit Investor or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(b) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by HVF, the Administrator, a Committed Note Purchaser or Hertz in assertion or defense of its claims in any such proceeding involving a Conduit Investor. The obligations of the Conduit Investors under this Agreement are solely the corporate obligations of the Conduit Investors. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including any obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director, member, affiliate or incorporator of any Conduit Investor; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct.

Notwithstanding any provisions contained in this Agreement to the contrary, the Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Agreement or the Class A-1 Notes unless (i) the respective Conduit Investor has received funds which may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“CP Notes”) issued by such Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Conduit Investor could issue CP Notes to refinance all of its outstanding CP Notes (assuming such outstanding CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the CP Notes are paid in full. Any amount which a Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Investor for any such insufficiency.

SECTION 9.11   Confidentiality. Each Committed Note Purchaser and each Conduit Investor agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Administrator and HVF, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as requested by a governmental authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which HVF or the Administrator, as the case may be, has knowledge; provided that each Committed Note Purchaser and each Conduit Investor may disclose Confidential Information as requested by a governmental authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which HVF or the Administrator, as the case may be, does not have knowledge if such Committed Note Purchaser or such Conduit Investor is prohibited by law, rule or regulation from disclosing such requirement to HVF or the Administrator, as the case may be, (c) to Program Support Providers, (d) to any Rating Agency providing a rating for the Class A-1 Notes or the Conduit’s debt or (e) in the course of litigation with HVF, the Administrator, the Insurer or Hertz, such Committed Note Purchaser or such Conduit Investor.

“Confidential Information” means information that HVF or the Administrator furnishes to a Committed Note Purchaser or a Conduit Investor, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser or a Conduit Investor or other Person to which a Committed Note Purchaser or a Conduit Investor delivered such information, (ii) any such information that was in the possession of a Committed Note Purchaser or a Conduit Investor prior to its being furnished to such Committed Note Purchaser or a Conduit Investor by HVF or the Administrator, or (iii) that is or becomes available to a Committed Note Purchaser or a Conduit Investor from a source other than HVF or the Administrator, provided that, with respect to clauses (ii) and (iii) herein, such source is not (1) known to a Committed Note Purchaser or a Conduit Investor to be bound by a confidentiality agreement with HVF, the Administrator, the Insurer, Hertz, as the case may be, or (2) known to a Committed Note Purchaser or a Conduit Investor to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

SECTION 9.12   Governing Law. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

SECTION 9.13   Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT, EACH PARTY HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT.

SECTION 9.14   Waiver of Jury Trial. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED

FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT.

SECTION 9.15   Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 9.16   Third Party Beneficiary. The Insurer and each Interest Rate Hedge Provider is an express third party beneficiary of this Agreement.

SECTION 9.17   Assignment. (a) Any Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Agreement and the Class A-1 Notes, with the prior written consent of HVF, which consent shall not be unreasonably withheld, to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such Committed Note Purchaser and HVF and delivered to the Administrative Agent.

(b)                                 Without limiting the foregoing, each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Agreement and any other Related Documents to which it is a party to a Conduit Assignee with respect to such Conduit Investor, without the prior written consent of HVF. Upon such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Related Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Class A-1 Commercial Paper and/or the Class A-1 Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in the other Related Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder or under the Base Indenture or under any other Related Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations, (v) all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee, (vi) the definition of the term “CP Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable funded with commercial paper issued by such

Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than any other Conduit Investor), (vii) the defined terms and other terms and provisions of this Agreement and the other Related Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing. No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.03 to fund any Increase not funded by such Conduit Investor or such Conduit Assignee.

(c)                                  Any Conduit Investor and the Committed Note Purchaser with respect to such Conduit Investor may at any time sell all or any part of their respective rights and obligations under this Agreement and the Class A-1 Notes, with the prior written consent of HVF, which consent shall not be unreasonably withheld, to a multi-seller commercial paper conduit, whose commercial paper has at least 2 of the following ratings (x) at least “A-1” from Standard & Poor’s, (y) “P1” from Moody’s and (z) “F1” from Fitch, and one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit C (the “Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including the Conduit Investor and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers and HVF and delivered to the Administrative Agent.

SECTION 9.18   For clarity, notwithstanding anything to the contrary herein, upon and after the execution of this Agreement, the Commitment Letter (the “Commitment Letter”) among CCMG Holdings Inc. (“Holdings”) and Lehman Brothers Inc. (“LBI”), Lehman Commercial Paper Inc., Deutsche Bank AG Cayman Islands Branch, DBSI, Merrill Lynch Pierce, Fenner & Smith Incorporated (“MLPFS”), Merrill Lynch Capital Corporation, Goldman Sachs Credit Partners L.P., Goldman, Sachs & Co. (“GSC”), JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (“JPM” and collectively with the foregoing financial institutions, the “Committed Lenders”) together with exhibits and the related Engagement Letter among Holdings, LBI, DBSI, MLPFS, GSC and JPM (together, the “Banks”), and Fee Letter among Holdings and the Committed Lenders (together, the “Commitment Letters”), each dated as of September 12, 2005, shall remain in full force and effect until the purchase of the Class A-1 Notes by the Conduit Investors or the Committed Note Purchasers, notwithstanding any failure to be met or fulfilled of any conditions precedent to the purchase of the Class A-1 Notes contained herein. No conditions precedent to the purchase of the Class A-1 Notes contained herein shall be deemed to modify, lessen or increase the conditions precedent to the obligations of the Committed Lenders and the Banks in the Commitment Letters. Nothing contained herein shall be deemed to supersede, alter or eliminate any obligation of the Lenders under the Commitment Letters (as such term is defined therein).

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FUNDING LLC

By:	/s/ Harold E. Rolfe
Name:	Harold E. Rolfe
Title:	Senior Vice President

Address:	225 Brae Boulevard
Park Ridge, NJ 07656

Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201)307-2746

[CLASS A-1 NOTE PURCHASE AGREEMENT]

THE HERTZ CORPORATION

By:	/s/ Harold E. Rolfe
Name:	Harold E. Rolfe
Title:	Senior Vice President

Address:	225 Brae Boulevard
Park Ridge, NJ 07656

Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201)307-2746

[CLASS A-1 NOTE PURCHASE AGREEMENT]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ Frank Prezioso
Name:	Frank Prezioso
Title:	Authorized Signatory

Address:	745 7th Avenue
New York, NY 10019

Attention:	Julie Wright
Telephone:	(407) 740-7933
Facsimile:	(212) 520-0518

[CLASS A-1 NOTE PURCHASE AGREEMENT]

MICA FUNDING, LLC, as a Conduit Investor

By:	/s/ Wilson Pringle
Name:	Wilson Pringle
Title:	Managing Director, Stanfield Global Strategies, LLC

Address:	430 Park Avenue
12th Floor
New York, NY 10023

Attention:
Telephone:	(212) 891-9656
Facsimile:

COMMITMENT AMOUNT:
$15,000,000

PERCENTAGE: 6.0000%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

LEHMAN BROTHERS HOLDINGS INC., as Committed Note Purchaser

By:	/s/ Frank Prezioso
Name:	Frank Prezioso
Title:	Authorized Signatory

Address:	745 7th Avenue
New York, NY 10019

Attention:	Julie Wright
Telephone:	(407) 740-7933
Facsimile:	(212) 520-0518

COMMITMENT AMOUNT:
$15,000,000

[CLASS A-1 NOTE PURCHASE AGREEMENT]

LEHMAN BROTHERS HOLDINGS INC., as a Funding Agent

By:	/s/ Frank Prezioso
Name:	Frank Prezioso
Title:	Authorized Signatory

Address:	745 7th Avenue
New York, NY 10019

Attention:	Julie Wright
Telephone:	(407) 740-7933
Facsimile:	(212) 520-0518

[CLASS A-1 NOTE PURCHASE AGREEMENT]

SARATOGA FUNDING CORP., LLC, as a Conduit Investor

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

Address:	60 Wall Street
New York, NY 10005-2858

Attention:	Tina Gu
Telephone:	(212) 250-0357
Facsimile:	(212) 797-5150

COMMITMENT AMOUNT:
$65,505,000

PERCENTAGE: 26.2020%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Note Purchaser

By:	/s/ Carl Jackson
Name:	Carl Jackson
Title:	Director

By:	/s/ Mary Conners
Name:	Mary Conners
Title:	Director

Address:	60 Wall Street
New York, NY 10005-2858

Attention:	Tina Gu
Telephone:	(212) 250-0357
Facsimile:	(212) 797-5150

COMMITMENT AMOUNT:
$65,505,000

[CLASS A-1 NOTE PURCHASE AGREEMENT]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent

By:	/s/ Carl Jackson
Name:	Carl Jackson
Title:	Director

By:	/s/ Mary Conners
Name:	Mary Conners
Title:	Director

Address:	60 Wall Street
New York, NY 10005-2858

Attention:	Tina Gu
Telephone:	(212) 250-0357
Facsimile:	(212) 797-5150

[CLASS A-1 NOTE PURCHASE AGREEMENT]

DRESDEN BANK AG, NEW YORK BRANCH, as Committed Note Purchaser

By:	/s/ David O. Taylor
Name:	David O. Taylor
Title:	Vice President

By:	/s/ Michael Ravelo
Name:	Michael Ravelo
Title:	Associate

Address:	1301 Avenue of the Americas
New York, NY 10019
Attention:	Asset Backed Finance
Telephone:
Facsimile:	(212) 429-4879
Confirmation:	(212) 895-1928

COMMITMENT AMOUNT:
$14,160,750

PERCENTAGE: 5.6643%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

DRESDNER BANK AG, NEW YORK BRANCH, as a Funding Agent

By:	/s/ David O. Taylor
Name:	David O. Taylor
Title:	Vice President

By:	/s/ Michael Ravelo
Name:	Michael Ravelo
Title:	Associate

Address:	1301 Avenue of the Americas
New York, NY 10019
Attention:	Asset Backed Finance
Telephone:
Facsimile:	(212) 429-4879
Confirmation:	(212) 895-1928

[CLASS A-1 NOTE PURCHASE AGREEMENT]

PARK AVENUE RECEIVABLES COMPANY LLC, as a Conduit Investor

By: JPMorgan Chase Bank N.A., as Attorney-in-Fact

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Vice President

Address:	1 Chase Tower
Mail Suite IL1-1729
Chicago, IL 60670

Attention:	John M. Kuhns
Telephone:	(312) 336-2172
Facsimile:	(312) 732-3600

COMMITMENT AMOUNT:
$31,660,750

PERCENTAGE: 12.6643%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Committed Note Purchaser

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Vice President

Address:	1 Chase Tower
Mail Suite IL1-1729
Chicago, IL 60670

Attention:	John M. Kuhns
Telephone:	(312) 336-2172
Facsimile:	(312) 732-3600

COMMITMENT AMOUNT:
$31,660,750

[CLASS A-1 NOTE PURCHASE AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Funding Agent

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Vice President

Address:	1 Chase Tower
Mail Suite IL1-1729
Chicago, IL 60670

Attention:	John M. Kuhns
Telephone:	(312) 336-2172
Facsimile:	(312) 732-3600

[CLASS A-1 NOTE PURCHASE AGREEMENT]

STARBIRD FUNDING CORPORATION, as a Conduit Investor

By:	/s/ R. Douglas Donaldson
Name:	R. Douglas Donaldson
Title:	Treasurer

Address:

Attention:
Telephone:
Facsimile:

COMMITMENT AMOUNT:
$12,660,000

PERCENTAGE: 5.0640%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

BNP PARIBAS, New York Branch, as Committed Note Purchaser

By:	/s/ Sean Reddington
Name:	Sean Reddington
Title:	Managing Director

By:	/s/ Brian Leach
Name:	Brian Leach
Title:	Vice President

Address:

Attention:
Telephone:
Facsimile:

COMMITMENT AMOUNT:
$12,660,000

[CLASS A-1 NOTE PURCHASE AGREEMENT]

BNP PARIBAS, New York Branch, as a Funding Agent

By:	/s/ Sean Reddington
Name:	Sean Reddington
Title:	Managing Director

By:	/s/ Brian Leach
Name:	Brian Leach
Title:	Vice President

Address:

Attention:
Telephone:
Facsimile:

[CLASS A-1 NOTE PURCHASE AGREEMENT]

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,as a Conduit Investor

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

Address:	600 Steamboat Road
Greenwich, CT 06830

Attention:	Kathleen O’Connor
Telephone:	(203) 625-2384
Facsimile:	(203) 618-2149

COMMITMENT AMOUNT:
$12,660,000

PERCENTAGE: 5.0640%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

THE ROYAL BANK OF SCOTLAND, PLC, as a Funding Agent

By:	/s/ David Viney
Name:	David Viney
Title:	Senior Director

Address:	Asset Securitization Support
The Royal Bank of Scotland
Level 4, 135 Bishopsgate
London EC2M 3UR

Attention:	Paul Shah/John Gulvin
Telephone:	+44 20 70 85 5000
Facsimile:	+44 20 70 85 5395

with a copy to

Greenwich Capital Financial Products Inc.
600 Steamboat Road
Greenwich, CT 06830

Attention:	Kathleen O’Connor
Telephone:	(203) 625-2384
Facsimile:	(203) 618-2149

[CLASS A-1 NOTE PURCHASE AGREEMENT]

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

By: Calyon New York Branch, as Attorney- in-Fact

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Vice President

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

Address:	1301 Avenue of the Americas
New York, NY 10019-6022

Attention:	Tina Kourmpetis
Telephone:	(212) 261-7814
Facsimile:	(212) 459-3258

with a copy to:

Address:	1301 Avenue of the Americas
New York, NY 10019-6022

Attention:	Matthew Croghan
Telephone:	(212) 261-7819
Facsimile:	(212) 459-3258

COMMITMENT AMOUNT:
$63,353,500

PERCENTAGE: 25.3414%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

CALYON NEW YORK BRANCH, as Committed Note Purchaser

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Vice President

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

Address:	1301 Avenue of the Americas
New York, NY 10019-6022

Attention:	Tina Kourmpetis
Telephone:	(212) 261-7814
Facsimile:	(212) 459-3258

with a copy to:

Address:	1301 Avenue of the Americas
New York, NY 10019-6022

Attention:	Matthew Croghan
Telephone:	(212) 261-7819
Facsimile:	(212) 459-3258

COMMITMENT AMOUNT:
$63,353,500

[CLASS A-1 NOTE PURCHASE AGREEMENT]

CALYON NEW YORK BRANCH, as a Funding Agent

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Vice President

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

Address:	1301 Avenue of the Americas
New York, NY 10019-6022

Attention:	Tina Kourmpetis
Telephone:	(212) 261-7814
Facsimile:	(212) 459-3258

with a copy to:

Address:	1301 Avenue of the Americas
New York, NY 10019-6022

Attention:	Matthew Croghan
Telephone:	(212) 261-7819
Facsimile:	(212) 459-3258

[CLASS A-1 NOTE PURCHASE AGREEMENT]

LIBERTY STREET FUNDING CORP., as a Conduit Investor

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

Address:	445 Broad Hollow Road
Melville, NY 117472

Attention:	Bernard J. Angel
Telephone:	(631) 930-7202
Facsimile:	(212) 302-8767

COMMITMENT AMOUNT:
$35,000,000

PERCENTAGE: 14.0000%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

THE BANK OF NOVA SCOTIA, as Committed Note Purchaser

By:	/s/ Norman Last
Name:	Norman Last
Title:	Managing Director

Address:	1 Liberty Plaza, 26th Floor
New York, NY 10006

Attention:	Darren Ward

Telephone:	(212) 225-5264
Facsimile:	(212) 225-5274

COMMITMENT AMOUNT:
$35,000,000.00

[CLASS A-1 NOTE PURCHASE AGREEMENT]

THE BANK OF NOVA SCOTIA, as Funding Agent

By:	/s/ Norman Last
Name:	Norman Last
Title:	Managing Director

Address:	1 Liberty Plaza, 26th Floor
New York, NY 10006

Attention:	Darren Ward
Telephone:	(212) 225-5264
Facsimile:	(212) 225-5274

[CLASS A-1 NOTE PURCHASE AGREEMENT]

SYMPHONY NO. 3, as the Conduit Investor

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

By:	/s/ Andrew L. Stidd
Name:	Andrew L. Stidd
Title:	Vice President

Address:	c/o Global Securitization
Services, LLC
445 Broad Hollow Road,
Suite 239
Melville, NY 11747

Attention:	Matthew Dorr
Telephone:
Facsimile:	(212) 302-8767
Confirmation:	(631) 587-4700

With a copy to:

Dresdner Bank AG, New York Branch
1301 Avenue of the Americas
New York, NY 10019
Attention:	Asset Backed Finance
Facsimile: (212) 429-4879
Confirmation: (212) 895-1928

COMMITMENT AMOUNT:
$14,160,750.00

PERCENTAGE: 5.6643%

[CLASS A-1 NOTE PURCHASE AGREEMENT]

BEETHOVEN FUNDING CORPORATION, as Symphony CP Funding Source

By:	/s/ Authorized Signatory
Title:	Vice President

By:	/s/ Authorized Signatory
Title:	Vice President

[CLASS A-1 NOTE PURCHASE AGREEMENT]

CONSENTED TO AND AGREED TO:

AMBAC ASSURANCE CORPORATION,
as an Insurer

By:	/s/ Michael Babick
Name:	Michael Babick
Title:	Managing Director

[CLASS A-1 NOTE PURCHASE AGREEMENT]

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